UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 17, 2021

Group 1 Automotive, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 500, Houston, Texas 77024

(Address of principal executive offices) (Zip code)

(713) 647-5700

Registrant’s Telephone Number, including Area Code

N/A

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed on September 13, 2021, Group 1 Automotive, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with GPB Portfolio Automotive, LLC, Capstone Automotive Group, LLC, Capstone Automotive Group II, LLC, Automile Parent Holdings, LLC, Automile TY Holdings, LLC, and Prime Real Estate Holdings, LLC (together with their respective subsidiaries, the “Selling Entities”), pursuant to which the Company agreed to purchase substantially all of the assets related to the Prime Automotive Group car dealership business, including, but not limited to, real property (including certain equity of entities owning real property), vehicles, parts and accessories, goodwill, permits, intellectual property and substantially all contracts relating to the business of the Selling Entities. On November 17, 2021, the Company completed the purchase of certain real estate, three collision centers, and 27 Prime Automotive Group dealerships now operating under the names of: Ira Acura Westwood, Audi Westwood, BMW of Norwood, BMW South Shore, Ira Chrysler Dodge Jeep Ram, World Chrysler Dodge Jeep Ram, Ira Ford Saco, Ira Ford Auburn, Ira Buick GMC - Hanover, Staten Island Buick GMC, Rockville Centre GMC, Ira Honda, Ira Honda - Saco, Ira Honda 128, Land Rover Hanover, Ira Mazda, Mercedes-Benz of Westwood, Mercedes-Benz of Scarborough, Mercedes-Benz of Hanover, Mercedes-Benz of Manchester, South Shore MINI, Porsche Westwood, Bill Kolb, Jr. Subaru, World Subaru, Ira Volvo Cars South Shore, Volkswagen Norwood and Volkswagen Saco (the “Initial Acquisition”). On November 18, 2021, the Company completed the purchase of a 28th Prime Automotive Group dealership, Ira Toyota Saco. The aggregate consideration for all of the 28 dealership purchases was approximately $828.4 million, which amount is subject to customary post-close adjustments. In summary, of the 30 dealerships originally announced, the Company closed on 28 dealerships. One additional dealership was contracted by Prime Auto Group to be sold to a third party with the consent of the Company, and to date, one additional dealership has not received approval for transfer.

The foregoing description of the Purchase Agreement is a summary only and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which was previously filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed on November 4, 2021 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 17, 2021, the Company issued a press release announcing the closing of the Initial Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 of Form 8-K, the information in the press release attached as Exhibit 99.1 and incorporated by reference in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

Additionally, on November 17, 2021, the Company announced that its Board of Directors increased the Company’s common stock share repurchase authorization by $116.1 million to $200.0 million. Purchases may be made from time to time, based on market conditions, legal requirements, and other corporate considerations, in the open market or in privately negotiated transactions. The Company also announced that its Board of Directors approved a cash dividend of $0.35 per share for the third quarter of 2021, payable on December 15, 2021 to stockholders of record on December 1, 2021.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Financial statements of the acquired businesses are not included in this Form 8-K report. Such financial statements will be filed within 71 calendar days after the date on which this Form 8-K report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the acquired businesses are not included in this Form 8-K report. Such pro forma financial information will be filed within 71 calendar days after the date on which this Form 8-K report is required to be filed.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 17, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 23, 2021

Group 1, Automotive, Inc.

By:	/s/ Darryl M. Burman
Name: Darryl M. Burman
Title: Senior Vice President